Exhibit 10.3

WORKERS’ COMPENSATION QUOTA SHARE

REINSURANCE CONTRACT

issued to

TOWER INSURANCE COMPANY OF NEW YORK

by

SOUTHPORT RE (CAYMAN), LTD.

Effective: July 1, 2013

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WORKERS’ COMPENSATION QUOTA SHARE

REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page
	Preamble
1	Business Covered	3
2	Retention and Limit	4
3	Commencement and Termination	4
4	Territory	5
5	Exclusions	5
6	Premium	6
7	Ceding Commission	6
8	Reports and Remittances	7
9	Definitions	8
10	Extra Contractual Obligations/Excess of Policy Limits	11
11	Net Retained Liability	11
12	Original Conditions	12
13	No Third Party Rights	12
14	Loss Settlements	12
15	Currency	12
16	Unauthorized Reinsurance	13
17	Taxes	15
18	Access to Records	15
19	Confidentiality	16
20	Indemnification and Errors and Omissions	17
21	Insolvency	17
22	Arbitration	18
23	Service of Suit	19
24	Governing Law	20
25	Entire Agreement	20
26	Non-Waiver	20
27	Intermediary	21
28	Mode of Execution	21
	Signatures	22

Attachments
	Nuclear Incident Exclusion Clause—Liability—Reinsurance—U.S.A.	24
	Nuclear Incident Exclusion Clause—Liability—Reinsurance—Canada	29
	Nuclear Energy Risks Exclusion Clause—Reinsurance (Worldwide Excluding U.S.A. and Canada)	32

Effective: July 1, 2013

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WORKERS’ COMPENSATION QUOTA SHARE

REINSURANCE CONTRACT

(the “Contract”)

issued to

TOWER INSURANCE COMPANY OF NEW YORK

(the “Company”)

by

SOUTHPORT RE (CAYMAN), LTD.

(the “Reinsurer”)

WHEREAS Tower Insurance Company of New York is the Pool Manager for the following companies: Tower National Insurance Company, a Massachusetts corporation (for its own direct business and the business it assumes from Massachusetts Homeland Insurance Company, a Massachusetts corporation), Preserver Insurance Company, a New Jersey corporation (for its own direct business and the business it assumes from Kodiak Insurance Company, a New Jersey corporation), North East Insurance Company, a Maine corporation (for its own direct business and the business it assumes from York Insurance Company of Maine, a Maine corporation), CastlePoint Insurance Company, a New York corporation (for its own direct business and the business it assumes from CastlePoint Florida Insurance Company, a Florida corporation), Hermitage Insurance Company, a New York corporation, and CastlePoint National Insurance Company, an Illinois corporation;

NOW, THEREFORE, intending to be legally bound hereby, the Company and the Reinsurer agree as follows

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the Ultimate Net Loss paid by the Company as a result of loss or losses under Policies classified by the Company as Workers’ Compensation and Employers Liability business, in force at the inception of this Contract, or written or renewed during the term of this Contract, and assumed by the Company from its affiliated companies, subject to the terms and conditions herein contained.

Effective: July 1, 2013

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ARTICLE 2

RETENTION AND LIMIT

The Company shall cede, and the Reinsurer shall accept as reinsurance, a 30% share of Ultimate Net Loss on all business reinsured hereunder. However, the Reinsurer’s liability for Ultimate Net Loss shall not exceed $1,500,000 (being 30% of $5,000,000) as respects each Loss Occurrence, each claimant.

ARTICLE 3

COMMENCEMENT AND TERMINATION

A.	This Contract shall apply to losses occurring on or after July 1, 2013, and will remain in full force and effect until terminated as hereinafter provided.

B.	Either party may terminate this Contract at any time by giving at least 180 days’ prior written notice to the other party. During any such period of notice, the parties will remain bound by the terms of this Contract. In the event the Company terminates this Contract prior to December 31, 2015, the fee due to the Reinsurer under this Contract is $2,000,000.

C.	At termination of this Contract, the Reinsurer shall remain liable for all Policies covered by this Contract that are in force at termination, until the termination, expiration, or renewal of such Policies, whichever occurs first.

D.	However, at termination of this Contract, the Company shall have the option to require a return of the ceded unearned premium, net of ceding commission, as of the date of termination, on business in force at that date, in which event the Reinsurer shall be released from liability for losses occurring after termination.

E.	In the event this Contract expires on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage, until the earliest date on which the Company may cancel the Policy.

F.	Notwithstanding the above, the Reinsurer may rescind this Contract in the event the Company is assigned an A.M. Best’s rating of less than “A-” within 120 days after the Closing Date. In such event, the fee due to the Reinsurer under this Contract is $2,000,000, and the Reinsurer shall return the remainder of the premium paid hereunder (net of provisional commission and net of any losses by paid the Reinsurer under this Contract prior to rescission).

Effective: July 1, 2013

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ARTICLE 4

TERRITORY

This Contract applies to losses arising out of Policies written in the United States of America, its territories and possessions, Puerto Rico and Canada, wherever occurring.

ARTICLE 5

EXCLUSIONS

A.	This Contract shall not apply to and specifically excludes:

1.	Losses excluded by the attached Nuclear Incident Exclusion Clause – Liability – Reinsurance – U.S.A.

2.	Losses excluded by the attached Nuclear Incident Exclusion Clause – Liability – Reinsurance – Canada.

3.	Losses excluded by the attached Nuclear Energy Risks Exclusion Clause – Reinsurance (Worldwide excluding U.S.A. and Canada).

4.	Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

5.	Losses from Acts of Terrorism resulting from the use of any biological, chemical, nuclear or radiological weapon. In respect of losses defined as “Insured Losses” by the Terrorism Risk Insurance Act of 2002 and any subsequent amendments or extensions thereof (together called “TRIA”), “Act of Terrorism” shall follow the definition provided in TRIA. In respect of all other losses, “Act of Terrorism” shall be defined as in the Company’s original Policies or, if not defined therein, shall mean the use of force or violence and/or the threat thereof committed for political, religious, or ideological purposes and with the intention to influence any government and/or to put the public, or any section of the public, in fear.

6.	Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard Policy or bond form containing a standard war exclusion clause.

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7.	Loss or liability arising as a result of the Company’s participation in Pools and Associations, except for assigned risks.

8.	Longshore and Harbor Workers’ Compensation Act business, except when exposures are only incidental to the original insured’s major activities or total operations.

9.	Financial Guarantee and Insolvency.

10.	Assumed reinsurance, except for intercompany reinsurance and fronted business which is reinsured by the Company.

11.	E.E. Hall and Nation Builders Insurance Services Programs and business related to the 2011 Renewal Rights transaction.

B.	If the Company inadvertently issues a Policy falling within the scope of one or more of the preceding exclusions, such Policy shall be covered hereunder, provided that the Company issues, or causes to be issued, the required notice of cancellation within 30 days after a member of the executive or managerial staff at the Company’s home office having underwriting authority in the class of business involved becomes aware that the Policy applies to excluded classes, unless the Company is prevented from canceling said Policy within such period by applicable statute or regulation, in which case such Policy shall be covered hereunder until the earliest date on which the Company may cancel.

ARTICLE 6

PREMIUM

The Company shall cede to the Reinsurer 30.0% of the unearned premium on Policies covered hereunder in force at the inception of this Contract and 30.0% of the Gross Net Written Premium Income of the Company.

ARTICLE 7

CEDING COMMISSION

A.	The Reinsurer shall allow the Company a 22.0% provisional commission on all premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B.	The provisional commission allowed the Company shall be adjusted at the end of each Underwriting Year in accordance with the provisions set forth herein.

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C.	The adjusted commission rate shall be calculated as follows and be applied to Premiums Earned for the Underwriting Year under consideration:

1.	If the ratio of Losses Incurred to Premiums Earned is 71.0% or greater, the adjusted commission rate for the Underwriting Year under consideration shall be 19.00%;

2.	If the ratio of Losses Incurred to Premiums Earned is less than 71.0%, but not less than 62.0%, the adjusted commission rate for the Underwriting Year under consideration shall be 19.00%, plus 100% of the difference in percentage points between 71.0% and the actual ratio of Losses Incurred to Premiums Earned;

3.	If the ratio of Losses Incurred to Premiums Earned is 62.0% or less, the adjusted commission rate for the Underwriting Year under consideration shall be 28.0%.

D.	Within 12 months after the end of each Underwriting Year, and annually thereafter until all losses allocated to the Underwriting Year have been finally settled, the Company shall calculate and report the adjusted commission on Premiums Earned for the Underwriting Year. If the adjusted commission on Premiums Earned is less than commissions previously allowed by the Reinsurer on Premiums Earned for the Underwriting Year, the Company shall remit the difference to the Reinsurer with its report. If the adjusted commission on Premiums Earned is greater than commissions previously allowed by the Reinsurer on Premiums Earned for the Underwriting Year, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company’s report.

E.	“Losses Incurred” means ceded losses and Loss Adjustment Expense paid as of the effective date of calculation, plus the ceded reserves for losses and Loss Adjustment Expense outstanding as of the same date. All losses and related Loss Adjustment Expense under Policies allocated to an Underwriting Year, as provided in the definition of Underwriting Year, shall be charged to that Underwriting Year.

F.	“Premiums Earned” means ceded Gross Net Written Premium Income (including unearned premium for Policies in force at the inception of this Contract as respects the first Underwriting Year) for Policies allocated to the Underwriting Year, less the unearned portion thereof as of the effective date of calculation or, if this Contract expires or is terminated on a “cutoff” basis, at the time of expiration or termination.

ARTICLE 8

REPORTS AND REMITTANCES

A. 1.	Within 60 days following the end of each quarter, the Company shall furnish the Reinsurer with a report, separately for each Underwriting Year, summarizing:

a.	Gross Net Written Premium Income collected during the quarter;

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b.	Ceded Gross Net Earned Premium Income during the quarter;

c.	the ceding commission on (b) above;

d.	ceded Ultimate Net Loss paid during the quarter; net of any “cash calls” during the quarter in accordance with paragraph B below;

e.	ceded subrogation, salvage, or other recoveries during the quarter.

2.	The positive balance of subparagraph (b) less subparagraph (c) less subparagraph (d) plus subparagraph (e) shall be remitted by the Company within 60 days of the quarter end. Any balance shown to be due the Company shall be remitted by the Reinsurer to the Company within 15 days of receipt of said report.

3.	In addition, the Company shall furnish the Reinsurer with a quarterly statement showing the unearned premium reserves, and the reserves for outstanding losses and Loss Adjustment Expense. The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer for completion of its financial statements.

B.	Should the amount recoverable under this Contract exceed $500,000 as respects any one loss, the Company may give the Reinsurer notice of payment made or its intention to make payment on a certain date. If the Company has paid the loss, payment shall be made by the Reinsurer immediately. If the Company intends to pay the loss by a certain date and has submitted a proof of loss or similar document, payment shall be due from the Reinsurer 24 hours prior to that date, provided the Reinsurer has a period of five working days after receipt of said notice to dispatch the payment. Cash loss amounts specifically remitted by the Reinsurer as set forth herein shall be credited to the next quarterly account.

C.	It is acknowledged that for reporting purposes, “quarterly” reporting periods may not, in accordance with the Company’s customary accounting and reporting practices, coincide with the calendar periods, in which case, subsequent reports may include days omitted form the prior periods.

ARTICLE 9

DEFINITIONS

A. 1.	“Ultimate Net Loss” means the sum actually paid by the Company in settlement of the individual insured losses, including Loss Adjustment Expense, 90% of Extra Contractual Obligations and 90% Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article. “Ultimate Net Loss” shall also include an allowance not to exceed 5.0% of Gross Net Earned Premium Income for unallocated loss adjustment expense.

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2.	Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

3.	All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

4.	Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company’s “Ultimate Net Loss” has been ascertained.

B.	“Loss Adjustment Expense” means costs and expenses incurred in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to:

1.	court costs;

2.	costs of supersedeas and appeal bonds;

3.	monitoring counsel expenses;

4.	legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions;

5.	post-judgment interest;

6.	pre-judgment interest, unless included as part of an award or judgment;

7.	Cost Containment and or Medical Management expenses;

8.	subrogation, salvage and recovery expenses;

9.	costs incurred relating to the administration of continuing regular payments or periodical payments; and

10.	expenses of independent third parties including but not limited to attorneys, appraisers, investigators, life care estimators, and or Medicare set aside experts retained, assigned and or employed by the Company on specific claims.

Loss Adjustment Expenses shall also include the cost of defense attorneys, medical management staff, nurse case managers, investigators, adjusters and other claims and legal personnel of Tower Insurance Company of New York/Tower Risk Management, and other affiliates of the Company, whether for defense and cost containment or adjusting and other expense.

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C.	“Loss Occurrence” means any one disaster or casualty or accident or loss or series of disasters or casualties or accidents or losses arising out of or caused by one event. The Company shall be the sole judge of what constitutes one event.

D.	“Gross Net Written Premium Income” means gross written premium of the Company for the classes of business reinsured hereunder, less return premiums, and less written premiums ceded by the Company for reinsurance that inures to the benefit of this Contract but not to exceed 5.0% of Gross Net Written Premium Income prior to deduction for inuring premium.

E.	“Gross Net Earned Premium Income” means gross earned premium of the Company for the classes of business reinsured hereunder, less the earned portion of premiums ceded by the Company for reinsurance that inures to the benefit of this Contract but not to exceed 5.0% of Gross Net Earned Premium Income prior to deduction for inuring premium.

F.	“Underwriting Year” means the period from July 1, 2013, to December 31, 2013, both days inclusive, and each respective 12-month period thereafter that this Contract continues in force shall be a separate Underwriting Year. If this Contract is terminated, however, the final Underwriting Year shall be from the beginning of the then current Underwriting Year through the date of termination. All premiums or losses from Policies allocated to an Underwriting Year shall be credited or charged, respectively, to such Underwriting Year, regardless of the date said premiums earn or such losses occur. A Policy shall be allocated to the Underwriting Year that is in effect as of:

1.	As respects new Policies, the effective date of such Policies;

2.	As respects renewals, the renewal date of such Policies;

Such Policies shall remain in the same Underwriting Year as originally allocated, until the next renewal date, at which time such Policies shall be reallocated to the Underwriting Year in effect as of such date as provided in subparagraph (2) above.

Notwithstanding the foregoing, in addition to (1) and (2) above, the first Underwriting Year shall include losses occurring during the Underwriting Year and unearned premium as respects Policies in force at the inception of this Contract.

G.	“Policy” means any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company.

Effective: July 1, 2013

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ARTICLE 10

EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS

A.	This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B.	This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.	However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 11

NET RETAINED LIABILITY

A.	This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company).

B.	The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Effective: July 1, 2013

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ARTICLE 12

ORIGINAL CONDITIONS

All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company, the true intent of this Contract being that the Reinsurer shall, in every case to which this Contract applies, follow the underwriting fortunes of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

ARTICLE 13

NO THIRD PARTY RIGHTS

This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein.

ARTICLE 14

LOSS SETTLEMENTS

A.	The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses.

B.	As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

ARTICLE 15

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

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B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

ARTICLE 16

UNAUTHORIZED REINSURANCE

A.	This Article applies only to the extent a Subscribing Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves.

B.	The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows:

1.	unearned premium (if applicable);

2.	known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto;

3.	Ultimate Net Loss paid by the Company but not recovered from the Reinsurer;

4.	losses incurred but not reported and Loss Adjustment Expense relating thereto;

5.	all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer.

C.	The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Reinsurer shall have the option of determining the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves.

D.	When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with New York law. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period.

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E.	The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement:

1.	to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid;

2.	to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement);

3.	to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer;

4.	to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract.

F.	If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

G.	The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.

H.	At annual intervals, or more frequently at the discretion of the Company, but never more frequently than quarterly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner:

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1.	If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference.

2.	If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess.

I.	The Reinsurer shall not be required to provide a deposit in accordance with California Insurance Code §§11690-11703.

ARTICLE 17

TAXES

In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

ARTICLE 18

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days’ prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company.

Effective: July 1, 2013

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ARTICLE 19

CONFIDENTIALITY

A.	The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (“Confidential Information”) are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show:

1.	are publicly known or have become publicly known through no unauthorized act of the Reinsurer;

2.	have been rightfully received from a third person without obligation of confidentiality; or

3.	were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

B.	Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

1.	when required by retrocessionaires subject to the business ceded to this Contract;

2.	when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or

3.	when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

C.	Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article.

D.	The Reinsurer agrees that it shall comply with all applicable laws and regulations governing the disclosure of non-public personally-identifiable information or personal information disclosed to the Reinsurer during the performance of this Contract.

E.	The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

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ARTICLE 20

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any Policy;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 21

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

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B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company.

C.	In the event of a conflict between any provision of this Article and the laws governing the insolvency of the Company, this Article shall be amended to incorporate the provisions of such laws.

D.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Section 4118(a)(1)(A) of the New York Insurance Law, provided the conditions of 1114(c) of such law have been met, if New York law applies) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Financial Services of the State of New York, or with the prior approval of such other regulatory authority as may be applicable, is entirely released from its obligation and the Reinsurer shall pay any loss directly to payees under such Policy.

ARTICLE 22

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue.

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D.	The arbitration hearings shall be held in New York, New York. Each party shall submit its case to the arbitrators within 60 days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

E.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 23

SERVICE OF SUIT

A.	This Article shall not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.

B.	In the event of the failure of the Reinsurer to perform its obligations hereunder, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is selected, whether such court is the one originally chosen by the Company and accepted by the Reinsurer or is determined by removal, transfer, or otherwise, as provided for above, shall comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against the Reinsurer upon this Contract, shall abide by the final decision of such court or of any appellate court in the event of an appeal.

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C.	Service of process in such suit against the Reinsurer may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, the party identified on behalf of the Reinsurer on the Reinsurer’s signature page of this Contract, and in any suit instituted, the Reinsurer shall abide by the final decision of such court or any appellate court in the event of an appeal. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit.

D.	Further, pursuant to any statute of any state, territory or district of the United States that makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance, or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract, and hereby designates the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 24

GOVERNING LAW

This Contract shall be governed as to performance, administration and interpretation by the laws of the State of New York, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

ARTICLE 25

ENTIRE AGREEMENT

This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract.

ARTICLE 26

NON-WAIVER

The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future.

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ARTICLE 27

INTERMEDIARY

Guy Carpenter & Company, LLC, is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including notices, statements, premiums, return premiums, commissions, taxes, losses, Loss Adjustment Expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary. Payments by the Company to the Intermediary shall be deemed payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed payment to the Company only to the extent that such payments are actually received by the Company.

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance Department. The Subscribing Reinsurer consents to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

Brokerage hereunder is 1.0% of gross ceded premium.

ARTICLE 28

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	an original written ink signature of paper documents;

2.	an exchange of facsimile copies showing the original written ink signature of paper documents;

3.	electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their duly authorized representative(s)

In New York, New York , this 25th day of September in the year of 2013.

TOWER INSURANCE COMPANY OF NEW YORK

/s/ Marina Contiero

WORKERS’ COMPENSATION QUOTA SHARE

REINSURANCE CONTRACT

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and in Grand Cayman, this 25th day of September, in the year of 2013.

SOUTHPORT RE (CAYMAN), LTD.

/s/ Howard Byrne

WORKERS’ COMPENSATION QUOTA SHARE

REINSURANCE CONTRACT

Effective: July 1, 2013

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NUCLEAR INCIDENT EXCLUSION CLAUSE—LIABILITY—REINSURANCE—U.S.A.

(1)	This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

(2)	Without in any way restricting the operation of paragraph (1) of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph (2) from the time specified in Clause III in this paragraph (2) shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

Limited Exclusion Provision.*

I.	It is agreed that the policy does not apply under any liability coverage, to injury, sickness, disease, death or destruction

bodily injury or property damage

with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

II.	Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

III.	The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either

(a)	become effective on or after 1st May, 1960, or

(b)	become effective before that date and contain the Limited Exclusion Provision set out above;

provided this paragraph (2) shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

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(3)	Except for those classes of policies specified in Clause II of paragraph (2) and without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:

Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)

shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph (3), the following provision (specified as the Broad Exclusion Provision):

Broad Exclusion Provision.*

It is agreed that the policy does not apply:

I.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

(a)	with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or

(b)	resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

II.	Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to immediate medical or surgical relief

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first aid,

to expenses incurred with respect to

bodily injury, sickness, disease or death

bodily injury

resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

III.	Under any Liability Coverage, to

injury, sickness, disease, death or destruction

bodily injury or property damage

resulting from the hazardous properties of nuclear material, if

(a)	the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

(b)	the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

(c)	the

injury, sickness, disease, death or destruction

bodily injury or property damage

arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories or possessions or Canada, this exclusion (c) applies only to injury to or destruction of property at such nuclear facility.

property damage to such nuclear facility and any property thereat.

IV.	As used in this endorsement:

“hazardous properties” include radioactive, toxic or explosive properties; “nuclear material” means source material, special nuclear material or byproduct material; “source material”, “special nuclear material”, and “byproduct material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory

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thereof; “spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; “waste” means any waste material (1) containing byproduct material other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content and (2) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility; “nuclear facility” means

(a)	any nuclear reactor,

(b)	any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,

(c)	any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste,

and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; “nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

With respect to injury to or destruction of property, the word “injury” or “destruction” includes all forms of radioactive contamination of property. “property damage” includes all forms of radioactive contamination of property.

V.	The inception dates and thereafter of all original policies affording coverages specified in this paragraph (3), whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph (3) shall not be applicable to

(i)	Garage and Automobile Policies issued by the Reassured on New York risks, or

(ii)	statutory liability insurance required under Chapter 90, General Laws of Massachusetts,

until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

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(4)	Without in any way restricting the operation of paragraph (1) of this Clause, it is understood and agreed that paragraphs (2) and (3) above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters’ Association or the Independent Insurance Conference of Canada.

*	NOTE. The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

21/9/67 NMA 1590 (amended)

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NUCLEAR INCIDENT EXCLUSION CLAUSE—LIABILITY—REINSURANCE—CANADA

1.	This Agreement does not cover any loss or liability accruing to the Reinsured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2.	Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement, of the following classes, namely,

Personal Liability

Farmers’ Liability

Storekeepers’ Liability

which become effective on or after 31st December 1992, shall be deemed to include, from their inception dates and thereafter, the following provision:

Limited Exclusion Provision

This Policy does not apply to bodily injury or property damage with respect to which the Insured is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability.

With respect to property, loss of use of such property shall be deemed to be property damage.

3.	Without in any way restricting the operation of paragraph 1 of this clause it is agreed that for all purposes of this Agreement all the original liability contracts of the Reinsured, whether new, renewal or replacement of any class whatsoever (other than Personal Liability, Farmers’ Liability, Storekeepers’ Liability or Automobile Liability contracts), which become effective on or after 31st December 1992, shall be deemed to include from their inception dates and thereafter, the following provision:

Broad Exclusion Provision

It is agreed that this Policy does not apply:

(a)	To any liability imposed by or arising from any nuclear liability act, law or statute or any law amendatory thereof; nor

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(b)	to bodily injury or property damage with respect to which an Insured under this policy is also insured under a contract of nuclear energy liability insurance (whether the Insured is unnamed in such contract and whether or not it is legally enforceable by the Insured) issued by the Nuclear Insurance Association of Canada or any other insurer or group or pool of insurers or would be an Insured under any such policy but for its termination upon exhaustion of its limit of liability; nor

(c)	to bodily injury or property damage resulting directly or indirectly from the nuclear energy hazard arising from:

(i)	the ownership, maintenance, operation or use of a nuclear facility by or on behalf of an Insured;

(ii)	the furnishing by an Insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility; and

(iii)	the possession, consumption, use, handling, disposal or transportation of fissionable substances, or of other radioactive material (except radioactive isotopes, away from a nuclear facility, which have reached the final stage of fabrication so as to be useable for any scientific, medical, agricultural, commercial or industrial purpose) used, distributed, handled or sold by an Insured.

As used in this Policy:

1.	The term “nuclear energy hazard” means the radioactive, toxic, explosive, or other hazardous properties of radioactive material;

2.	The term “radioactive material” means uranium, thorium, plutonium, neptunium, their respective derivatives and compounds, radioactive isotopes of other elements and any other substances which may be designated by or pursuant to any law, act or statute, or law amendatory thereof as being prescribed substances capable of releasing atomic energy, or as being requisite for the production, use or application of atomic energy;

3.	The term “nuclear facility” means:

(a)	any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of plutonium, thorium and uranium or any one or more of them;

(b)	any equipment or device designed or used for (i) separating the isotopes of plutonium, thorium and uranium or any one or more of them, (ii) processing or utilizing spent fuel, or (iii) handling, processing or packaging waste;

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(c)	any equipment or device used for the processing, fabricating or alloying of plutonium, thorium or uranium enriched in the isotope uranium 233 or in the isotope uranium 235, or any one or more of them if at any time the total amount of such material in the custody of the Insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)	any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste radioactive material;

and includes the site on which any of the foregoing is located, together with all operations conducted thereon and all premises used for such operations.

4.	The term “fissionable substance” means any prescribed substance that is, or from which can be obtained, a substance capable of releasing atomic energy by nuclear fission.

5.	With respect to property, loss of use of such property shall be deemed to be property damage.

NMA 1979a

(01.04.96) Form approved by Lloyd’s Underwriters’ Non-Marine Association Limited.

NOTES:	Wherever used herein the terms:

	“Reassured”	shall be understood to mean “Company”, “Reinsured”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “Contract”, “Policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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NUCLEAR ENERGY RISKS EXCLUSION CLAUSE—REINSURANCE (WORLDWIDE

EXCLUDING U.S.A. AND CANADA)

This Contract shall exclude Nuclear Energy Risks whether such risks are written directly and/or by way of reinsurance and/or via Pools and/or Associations.

For all purposes of this Contract “Nuclear Energy Risks” shall mean all first party and/or third party insurances or reinsurances (other than Workers’ Compensation and Employers’ Liability) in respect of:

(I)	All Property on the site of a nuclear power station.

Nuclear Reactors, reactor buildings and plant and equipment therein on any site other than a nuclear power station.

(II)	All Property, on any site (including but not limited to the sites referred to in (I) above) used or having been used for:

(a)	The generation of nuclear energy; or

(b)	The Production, Use or Storage of Nuclear Material.

(III)	Any other Property eligible for insurance by the relevant local Nuclear Insurance Pool and/or Association but only to the extent of the requirements of that local Pool and/or Association.

(IV)	The supply of goods and services to any of the sites, described in (I) to (III) above, unless such insurances or reinsurances shall exclude the perils of irradiation and contamination by Nuclear Material.

Except as undernoted, Nuclear Energy Risks shall not include:

(i)	Any insurance or reinsurance in respect of the construction or erection or installation or replacement or repair or maintenance or decommissioning of Property as described in (I) to (III) above (including contractors’ plant and equipment);

(ii)	Any Machinery Breakdown or other Engineering insurance or reinsurance not coming within the scope of (i) above;

Provided always that such insurance or reinsurance shall exclude the perils of irradiation and contamination by Nuclear Material.

However, the above exemption shall not extend to:

(1)	The provision of any insurance or reinsurance whatsoever in respect of:

(a)	Nuclear Material;

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(b)	Any Property in the High Radioactivity Zone or Area of any Nuclear Installation as from the introduction of Nuclear Material or—for reactor installations—as from fuel loading or first criticality where so agreed with the relevant local Nuclear Insurance Pool and/or Association.

(2)	The provision of any insurance or reinsurance for the undernoted perils:

•	Fire, lightning, explosion;

•	Earthquake;

•	Aircraft and other aerial devices or articles dropped therefrom;

•	Irradiation and radioactive contamination;

•	Any other peril insured by the relevant local Nuclear Insurance Pool and/or Association;

in respect of any other Property not specified in (1) above which directly involves the Production, Use or Storage of Nuclear Material as from the introduction of Nuclear Material into such Property.

Definitions:

“Nuclear Material” means:

(i)	Nuclear fuel, other than natural uranium and depleted uranium, capable of producing energy by a self-sustaining chain process of nuclear fission outside a Nuclear Reactor, either alone or in combination with some other material; and

(ii)	Radioactive Products or Waste.

“Radioactive Products or Waste” means any radioactive material produced in, or any material made radioactive by exposure to the radiation incidental to the production or utilization of nuclear fuel, but does not include radioisotopes which have reached the final stage of fabrication so as to be usable for any scientific, medical, agricultural, commercial or industrial purpose.

“Nuclear Installation” means:

(i)	Any Nuclear Reactor;

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(ii)	Any factory using nuclear fuel for the production of Nuclear Material, or any factory for the processing of Nuclear Material, including any factory for the reprocessing of irradiated nuclear fuel; and

(iii)	Any facility where Nuclear Material is stored, other than storage incidental to the carriage of such material.

“Nuclear Reactor” means any structure containing nuclear fuel in such an arrangement that a self-sustaining chain process of nuclear fission can occur therein without an additional source of neutrons.

“Production, Use or Storage of Nuclear Material” means the production, manufacture, enrichment, conditioning, processing, reprocessing, use, storage, handling and disposal of Nuclear Material.

“Property” shall mean all land, buildings, structures, plant, equipment, vehicles, contents (including but not limited to liquids and gases) and all materials of whatever description whether fixed or not.

“High Radioactivity Zone or Area” means:

(i)	For nuclear power stations and Nuclear Reactors, the vessel or structure which immediately contains the core (including its supports and shrouding) and all the contents thereof, the fuel elements, the control rods and the irradiated fuel store; and

(ii)	For non-reactor Nuclear Installations, any area where the level of radioactivity requires the provision of a biological shield.

N.M.A. 1975(a)

April 1, 1994

NOTES:	Wherever used herein the terms:

	“Reinsured”	shall be understood to mean “Company”, “Reinsurer”, “Reassured” or whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

	“Agreement”	shall be understood to mean “Agreement”, “contract”, “policy” or whatever other term is used to designate the attached reinsurance document.

	“Reinsurers”	shall be understood to mean “Reinsurers”, “Underwriters” or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

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